Exhibit 99.1

PFSweb Acquires Conexus, a European eCommerce System Integrator

Acquisition Broadens SAP Hybris Practice into U.K. Market

ALLEN, Texas – June 8, 2016 – PFSweb, Inc. (NASDAQ: PFSW), a global commerce service provider, has completed the acquisition of Conexus Limited, a U.K.-based eCommerce system integrator.

Based in Basingstoke, Hampshire (U.K.), Conexus is a leading consultant and system integrator for omni-channel commerce solutions. The company has engaged with some of the world’s leading brands to help them grow, and partners with leading business and technology companies, including SAP Hybris, Rackspace, and others.

“As we’ve stated in the past, expanding our system integrator presence in Western Europe was the next logical step in our acquisition strategy,” said Mike Willoughby, CEO of PFSweb. “Conexus’ strong footprint in the U.K. further enhances our status as a leading SAP Hybris integrator and strengthens our position as a platform-agnostic global commerce service provider. Leveraging our long-term presence in Europe and our world-class European client portfolio, we plan to expand their service offerings into other commerce markets in Western Europe.”

Conexus services include strategic consulting, system integration, and managed services. The company provides these solutions to enable B2B, B2C, mobile and digital commerce across the globe. Conexus supports a staff of approximately 65 professionals and is currently projecting approximately $7 million of revenue in calendar year 2016, with the majority of that revenue expected to be recognized in the first half of the year due to seasonality. PFSweb expects the transaction to be accretive to its Adjusted EBITDA performance.

Conexus Managing Director Paul Lynch commented: “PFSweb shares our commitment to providing the world’s leading brands and retailers with best-in-class commerce solutions. We believe our clients will greatly benefit from the additional capabilities that PFSweb can provide, and look forward to accelerating our growth in new markets by leveraging their global footrpint.”

Conexus will become a wholly-owned subsidiary of PFSweb, and will initially operate under the name “Conexus, a PFSweb Company.”

For more information on Conexus, please visit the company’s website at www.conexus.co.uk.

About PFSweb, Inc.

PFSweb (NASDAQ: PFSW) is a global commerce service provider of solutions including digital strategy consulting, digital agency and marketing services, technology development services, business process outsourcing services, and a complete omni-channel technology ecosystem. The company provides these solutions and services to major brand names and other companies seeking to optimize every customer experience and enhance their traditional and online business channels. PFSweb supports organizations across various industries, including Procter & Gamble, L’Oreal, LEGO, Columbia Sportswear, ASICS, Roots Canada Ltd., PANDORA, Diageo, BCBGMAXAZRIA, ROKA Sports, T.J. Maxx, the United States Mint, and many more. PFSweb is headquartered in Allen, TX with additional locations in Tennessee, Mississippi, Minnesota, Washington, New York, Ohio, North Carolina, Canada, Belgium, London, Munich, and India. For more information, please visit www.pfsweb.com or download the free PFSweb IR App on your iPhone, iPad, or Android device.

Non-GAAP Financial Measures

This news release contains a reference to Adjusted EBITDA, a non-GAAP measure.

EBITDA represents earnings (or losses) before interest, income taxes, depreciation, and amortization. Adjusted EBITDA further eliminates the effect of stock-based compensation, acquisition related, restructuring and other costs.

EBITDA and Adjusted EBITDA are used by management, analysts, investors and other interested parties in evaluating our operating performance compared to that of other companies in our industry. The calculation of non-GAAP net income (loss) eliminates the effect of stock-based compensation, acquisition related, restructuring and other costs and amortization of acquisition-related intangible assets and EBITDA and adjusted EBITDA further eliminate the effect of financing, income taxes and the accounting effects of capital spending, which items may vary from different companies for reasons unrelated to overall operating performance.

PFSweb believes these non-GAAP measures provide useful information to both management and investors by focusing on certain operational metrics and excluding certain expenses in order to present its core operating performance and results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

Forward-Looking Statements

The matters discussed herein consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. PFSweb’s Annual Report on Form 10-K for the year ended December 31, 2015 identifies certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the Annual Report of the Company and the Risk Factors described therein. PFSweb undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.

Investor Relations

Liolios

Scott Liolios or Sean Mansouri

Tel 1-949-574-3860

PFSW@liolios.com